UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

CALA CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	000-15109	73-1251800
(State or other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of incorporation)

701 North Post Oak Road

HOUSTON, TEXAS 77024

(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code: 713-380-5147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Securities holders.

The Cala Corporation trading under the stock symbol of CCAA is pleased to inform its shareholders that the company is in full compliance with U.S. Securities Exchange and Commission. Therefore, Cantor Fitzgerald Clearing Division will facilitate the company shares sale transactions. Please brokers and market makers if you can't execute the first sale order, please contact direct either Matthew Taback at Cantor Fitzgerald Equity Market Division on 212.829.4963 or Patricia Consummate, at 240-386-4994, FINRA Market Division.

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Cala Corporation

March 13, 2018	By:	/s/ Joe Cala
Joe Cala
Chairman and Chief Executive Officer

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